As filed with the Securities and Exchange Commission on August 8, 2014
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________________

8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)

___________________________

Delaware	77- 0142404
(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)

2125 O'Nel Drive
San Jose, CA 95131
___________________________
(Address of Principal Executive Offices) (Zip Code)

8x8, Inc. Amended and Restated 2012 Equity Incentive Plan
_______________________________
(Full Title of the Plan)

Vikram Verma
Chief Executive Officer
8x8, Inc.
2125 O'Nel Drive
San Jose, CA 95131
___________________________
(Name and Address of Agent For Service)

(408) 727-1885
___________________________
(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $0.001 per share
To be issued under the 8x8, Inc. Amended and Restated 2012 Equity Incentive Plan	6,800,000	$7.92	$53,856,000	$6,936.65
TOTAL:	6,800,000		$53,856,000	$6,936.65

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of shares of common stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions.
(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act. The maximum fee is calculated pursuant to Section 6(b) of the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

This Registration Statement on Form S-8 (the "Registration Statement") is filed by the Registrant to register an additional 6,800,000 shares of Common Stock (the "Additional Shares") which may be awarded under the Registrant's 2012 Equity Incentive Plan, as amended (the "2012 Stock Plan") pursuant to an amendment to the 2012 Stock Plan authorized by the stockholders of the Registrant on July 24, 2014. This Registration Statement relates to the registration of additional securities of the same class as other securities for which registration statements are effective relating to the 2012 Stock Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement also incorporates by reference the Registrant's registration statement on Form S-8 (File No. 333-183597), filed on August 28, 2012, relating to the registration of an aggregate of 4,100,000 shares of Common Stock issuable under the 2012 Stock Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the registrant with the SEC are hereby incorporated by reference in this registration statement:

1. The registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2014, filed with the SEC on May 27, 2014;

2. The registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, filed with the SEC on July 25, 2014;

3. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since March 31, 2014; and

4. The description of our capital stock in our registration statement on Form 8-A filed with the SEC on November 22, 1996, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents filed by the registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, are deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." As permitted by the statute, the registrant has adopted provisions in its certificate of incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care.

Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

As permitted by the Delaware General Corporation Law, the registrant's Bylaws provide that the registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by law. The registrant's Bylaws also empower the registrant to purchase insurance on behalf of officers, directors, employees or agents of the registrant. The registrant has entered into agreements with its directors and officers that require the registrant to indemnify such persons to the fullest extent permitted under Delaware law against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or an officer of the registrant or any of its affiliated enterprises. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on the 8th day of August 2014.

8x8, INC.

By: /s/ Vikram Verma
Vikram Verma
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Vikram Verma and Daniel Weirich, and each one of them, acting individually and without the other, as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in- fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Vikram Verma	Chief Executive Officer	August 8, 2014
Vikram Verma	(Principal Executive Officer)

/s/Bryan R. Martin	Chairman and Chief Technical Officer	August 8, 2014
Bryan R. Martin

/s/ Daniel Weirich	Chief Financial Officer and Secretary	August 8, 2014
Daniel Weirich	(Principal Financial and Accounting Officer)

/s/ Guy L. Hecker, Jr.	Director	August 8, 2014
Guy L. Hecker, Jr.

/s/ Eric Salzman	Director	August 8, 2014
Eric Salzman

/s/ Ian Potter	Director	August 8, 2014
Ian Potter

/s/ Jaswinder Pal Singh	Director	August 8, 2014
Jaswinder Pal Singh

/s/ Vladimir Jacimovic	Director	August 8, 2014
Vladimir Jacimovic

EXHIBIT INDEX

Exhibit	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
10.19	8x8, Inc. Amended and Restated 2012 Equity Incentive Plan
10.20 (1)	Form of Stock Option Agreement under the Amended and Restated 2012 Equity Incentive Plan
10.21 (2)	Form of Notice of Grant of Restricted Stock Unit Award and Agreement under the Amended and Restated 2012 Equity Incentive Plan
23.1	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
23.2	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (included in signature pages to this registration statement).

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(1) Incorporated by reference to Exhibit 10.20 to the Registrant's Form S-8 filed with the SEC on August 28, 2012 (File No. 333-183597).
(2) Incorporated by reference to Exhibit 10.21 to the Registrant's Form S-8 filed with the SEC on August 28, 2012 (File No. 333-183597).